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                                                          Exhibit 99.2
[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------

Contacts:

Aehr Test Systems          Financial Relations Board
Bill Barraclough           Amy Cozamanis              Laurie Berman
Director of Marketing      Investor/Analyst Contact   General Inquiries
(510) 623-9400 x282        (310) 854-8314             (310) 854-8315


      AEHR TEST SYSTEMS RECEIVES MTX ORDER FROM VIKING INTERWORKS

Fremont, CA (January 6, 2005) -- Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced it has received an order for its new MTX model Fp+ test during burn-in system from Viking InterWorks, the Memory Module Division of Sanmina-SCI. The system was shipped in December of 2004.

"Outstanding reliability is a critical supplier criterion of our customers, and the MTX-Fp+ helps us achieve that requirement," said Paul Sweere, Vice President of Engineering for Viking InterWorks. "Aehr Test Systems has been a valuable partner augmenting our engineering team to help us develop effective stress and test programs to screen our 256Mb and 512Mb DDR DRAMs, designing effective burn-in test boards, initially testing our devices in their facility, and working collaboratively to optimize monitored burn-in effectiveness and product reliability."

"The order is for a turnkey production solution for burn-in and testing of advanced memories," said Bill Barraclough, director of marketing of Aehr Test Systems. "We believe that the MTX-Fp+ system is ideal for manufacturers who produce DRAM or flash memories, or both. This dual functionality is a cost-effective solution, as it allows manufacturers to use the same capital equipment for test and burn-in as the product mix changes. The MTX-Fp+ system is an enhanced version of Aehr Test's MTX Massively Parallel Test System.
The system adds the capability to burn-in and perform parallel test of flash memories, in addition to its traditional parallel test and burn-in of DRAMs. For both applications, the MTX-Fp+ system burns-in and functionally tests more than 12,000 devices simultaneously."

ABOUT SANMINA-SCI / VIKING INTERWORKS
Sanmina-SCI Corporation is a leading electronics contract manufacturer serving the fastest-growing segments of the global electronics manufacturing services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering unsurpassed quality and support to OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, computer technology, and multimedia sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world.
Viking InterWorks, the Memory Module Division of Sanmina-SCI, designs and manufactures memory and communications module solutions using DRAM, Flash and Digital Signal

                                    -more-

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Aehr Test Systems Receives MTX Order from Viking InterWorks
January 6, 2005
Page 2

Processing (DSP) technology for use in medical systems, defense/aerospace, industrial and semiconductor systems, multimedia, computing (enterprise, personal and business) and communications (wireless and wireline) markets. Strategic advantages of the Viking InterWorks modular solutions include:
    o Extensive experience in modular solution design and manufacturing
    o Rapid time-to-market with cost effective solutions
    o State-of-the-art and industry standard memory technologies
    o Leaders in providing comprehensive, innovative technologies, using DSP, Flash, DRAM and Application Optimized modules

More information regarding the company is available at www.sanmina-sci.com.

ABOUT AEHR TEST SYSTEMS
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAM and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOX(TM), MTX, MAX3 and MAX4 systems, and the DiePak(R) carrier. The FOX system is a full wafer contact test and burn-in system. The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

SAFE HARBOR STATEMENT
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include, without limitation, acceptance by customers of the MTX technology, acceptance by customers of the MTX-Fp+ systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described. See Aehr Test's recent 10-K and 10-Q reports filed with the SEC for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.


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